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                         INSIGNIA FINANCIAL GROUP, INC.
                     (FORMERLY INSIGNIA/ESG HOLDINGS, INC.)


I.   SUBSIDIARIES
-----------------

ENTITY                                                       STATE OF FORMATION

Barnes Morris Pardoe & Foster Management Services, L.L.C.    Delaware
Beattie Place, L.L.C.                                        Delaware
Compagnie di Amministazgione e Gastioni Immobiliare S.p.A.   Italy
Construction Interiors, Inc.                                 Delaware
Corporate Relocation Management, Inc.                        Ohio
E.S.G. Operating Co., Inc.                                   New York
Insignia/Edward S. Gordon Co., Inc. of Long Island, L.L.C.   New York LLC
Edward S. Gordon Management Corporation                      New York
FC&S Management Company                                      Illinois
First Ohio Escrow Corporation, Inc.                          Ohio
First Ohio Mortgage Corporation, Inc.                        Ohio
FMG Acquisition, L.L.C.                                      Delaware
Forum Properties, Inc.                                       Oregon
Goldie B. Wolfe & Company                                    Illinois
Hotel Partners Limited                                       United Kingdom
ICIG Directives, L.L.C.                                      Delaware
IFC Acquisition Corp. I                                      Delaware
IFC Acquisition Corp. II                                     Delaware
IFSE Holding Co. LLC                                         Delaware LLC
IPCG, Inc.                                                   Delaware
Insignia Acquisition Corporation                             Delaware
Insignia/ESG, Inc.                                           Delaware
Insignia/ESG Capital Corporation                             Delaware
Insignia/ESG of Alabama, Inc.                                Delaware
Insignia/ESG, of California, Inc.                            Delaware
Insignia/ESG of Colorado, Inc.                               Delaware
Insignia/ESG of Texas, Inc.                                  Delaware
Insignia Commercial Group West, Inc.                         Delaware
Insignia Commercial Investments Group, Inc.                  Delaware
Insignia Commercial Management, Inc.                         Delaware
Insignia Construction Management Services B New York, Inc.   Delaware
Insignia Development Corporation                             Delaware
Insignia EC Corporation                                      Delaware
Insignia/RE Advisors Limited                                 Ireland
Insignia/RE BV                                               Dutch
Insignia/RE GmbH                                             Germany
Insignia RO, Inc.                                            Delaware
Insignia Residential Group, Inc.                             Delaware
Insignia Residential Investment Corporation                  Delaware
Insignia Rooney Management, Inc.                             Delaware


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I.   SUBSIDIARIES (CONTINUED)
-----------------------------

ENTITY                                                       STATE OF FORMATION

Insignia (UK) Holdings Limited                               United Kingdom
Kreisel Company, Inc.                                        New York
MAP VII Acquisition  Corporation                             Delaware
Metropolitan Acquisition VII, L.L.C.                         Delaware LLC
O'Donnell Property Services, Inc.                            California
Payroll Services, Inc.                                       Pennsylvania
Property Consulting Services, Inc.                           Delaware
RJN Corporation                                              Delaware
Realty One, Inc.                                             Ohio
Richard Ellis St. Quintin                                    United Kingdom
Richard Ellis Group Subsidiaries - (see attachment 1)
Rostenberg-Doern Management Corp.                            New York
S.I.A., Inc.                                                 South Carolina
Soren Management Inc.                                        New York




INSIGNIA/ESG, INC., A DELAWARE CORPORATION, IS THE SURVIVING CORPORATION IN THE
    MERGERS OF THE FOLLOWING ENTITIES:

               First Clayton Properties Corp.
               Insignia Capital Advisors, Inc.
               Insignia/ESG Hotel Partners, Inc.
               Insignia Retail Group, Inc.


RICHARD ELLIS ST. QUINTIN IS THE SURVIVING ENTITY IN THE MERGER OF RICHARD ELLIS
    GROUP LIMITED AND ST. QUINTIN


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                                  ATTACHMENT 1



Richard Ellis Holdings Limited
Richard Ellis Financial Holdings Limited
Richard Ellis Corporate Finance Limited
Richmount Enterprise Zone Managers Limited
Richmount Management Limited
Richmount Underwriting Limited
Richmount Marketing Limited
30 Marsh Wall Limited
Richard Ellis Fund Management Limited
Richard Ellis Structured Finance Limited
Richard Ellis Financial Limited
R.E.F. Services Limited
Richard Ellis Facilities Management Limited
Richard Ellis Gunne (Northern Ireland) Limited
Richard Ellis Gunne Limited
Waresure Limited
Richard Ellis Services Limited
REFS Holdings Limited
Richard Ellis Corporate Capital Limited
Richard Ellis (Incorporating Hepper Robinson) Limited
Richard Ellis Midlands Limited
Richard Ellis Regional Limited








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